As filed with the Securities and Exchange Commission on August 2, 2001.
                              Subject to amendment.

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   IMPATH INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                 13-3459685
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                                   ----------

                              521 West 57th Street
                            New York, New York 10019
               (Address of principal executive offices; zip code)

                                   ----------

                                   IMPATH INC.
                          1999 LONG TERM INCENTIVE PLAN

                                   IMPATH INC.
                          2000 LONG TERM INCENTIVE PLAN
                           (Full titles of the plans)

                                   ----------

                           Richard C. Rosenzweig, Esq.
                       Vice President and General Counsel
                              521 West 57th Street
                            New York, New York 10019
                                 (212) 698-0300
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:
                              John J. Butler, Esq.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017

                                   ----------

                Approximate date of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective


                         CALCULATION OF REGISTRATION FEE

========================================== ===================== ===================== ===================== =================
                                                                   Proposed maximum      Proposed maximum
Title of each class of                         Amount to be         offering price      aggregate offering      Amount of
securities to be registered                     registered           per share(1)            price(1)        registration fee
------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common Stock ($.005 par value)........          2,200,000               $44.48             $97,856,000           $24,464
========================================== ===================== ===================== ===================== =================

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices for the registrant's shares of Common Stock on July 26, 2001 as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby states that the documents listed in (a) and (b) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article Five, Section 7 of the Registrant's Certificate of Incorporation (the "Certificate") provides that, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law"), or any comparable successor law, as the same may be amended and supplemented from time to time, the Registrant (i) may indemnify all persons whom it shall have power to indemnify under the Delaware Law from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or because he was serving the Registrant or any other legal entity in any capacity at the request of the Registrant while a director, officer, employee or agent of the Registrant and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate further provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant has entered into indemnification agreements with certain directors and executive officers of the Registrant. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of the Registrant or any of its subsidiaries or affiliates, and their service at the request of the Registrant or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The Registrant maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of the Registrant.

     Article Five, Section 6 of the Certificate provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any repeal or modification of such provision of the Certificate by the stockholders of the Registrant shall be prospective only and shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

     While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director, and do not apply to officers of the Registrant who are not directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby appoints each of Richard P. Adelson and Richard C. Rosenzweig as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 31st day of July, 2001.

                                        IMPATH INC.



                                        By:    /s/ Anu D. Saad
                                            ------------------------------------
                                                 Anu D. Saad, Ph.D.
                                                 Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                           Date
---------                                   -----                                           ----
       /s/ Anu D. Saad                      Chief Executive Officer,                    July 31, 2001
------------------------------------        Chairman of the Board and
Anu D. Saad, Ph.D.                          Director



     /s/ Richard P. Adelson                 President and                               July 31, 2001
------------------------------------        Chief Operating Officer
Richard P. Adelson


      /s/ David J. Cammarata                Chief Financial Officer and                 July 31, 2001
-------------------------------             Principal Accounting Officer
David J. Cammarata

    /s/ Robert E. Campbell                  Director                                    July 31, 2001
------------------------------------
Robert E. Campbell


    /s/ Richard J. Cote                     Director                                    July 31, 2001
------------------------------------
Richard J. Cote, M.D.


    /s/ George S. Frazza                    Director                                    July 31, 2001
------------------------------------
George S. Frazza


    /s/ David J. Galas                      Director                                    July 31, 2001
------------------------------------
David J. Galas, Ph.D.


   /s/ Joseph A. Mollica                    Director                                    July 31, 2001
------------------------------------
Joseph A. Mollica, Ph.D.


    /s/ Marcel Rozencweig                   Director                                    July 31, 2001
------------------------------------
Marcel Rozencweig, M.D.

                               CONSENT OF COUNSEL


     The consent of Torys is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
IMPATH Inc.


We consent to the use of our report incorporated herein by reference.

                                                            KPMG LLP
                                                            /s/ KPMG LLP




Short Hills, New Jersey
August 2, 2001

                                INDEX TO EXHIBITS


Number                           Description of Exhibit                     Page
------                           ----------------------                     ----
 4(i)   -  IMPATH Inc. 1999 Long Term Incentive Plan                         11

 4(ii)  -  IMPATH Inc. 2000 Long Term Incentive Plan                         20

   5    -  Opinion of Torys                                                  29

 23(i)  -  Consent of KPMG LLP, Independent Auditors (See "Consent of        --
           Independent Auditors" in the Registration Statement)

23(ii)  -  Consent of Torys (contained in Exhibit 5)                         --

  24    -  Power of Attorney (see "Power of Attorney" in the Registration    --
           Statement)